                                                                    EXHIBIT 99.1

[LOGO]                                                       One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

FOR IMMEDIATE RELEASE                         CONTACT:   James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

               BLONDER TONGUE REPORTS 2006 SECOND QUARTER RESULTS

OLD BRIDGE,  NEW JERSEY,  August 14, 2006 - Blonder  Tongue  Laboratories,  Inc.
(AMEX:  "BDR") today  reported net sales of  $10,012,000  for the second quarter
2006, a 6.4 percent increase over net sales of $9,408,000 reported in the second quarter 2005. The additional sales are attributed to an overall increase in core headend,  distribution  and fiber  equipment  as well as an increase in digital, high  definition  and  interdiction  product  sales.  Sales of digital  and high definition  products were  $1,323,000 and  $1,108,000 and sales of  interdiction products  were  $650,000  and  $500,000 in the second  quarter of 2006 and 2005, respectively.

Net loss for the  second  quarter  2006 was  $404,000,  or  ($0.05)  per  share, compared  to a net loss of  $641,000  or  ($0.08)  per share for the  comparable period in 2005. Net loss for the six months ended June 30, 2006 was $212,000, or
($0.03) per share, compared to a net loss of $1,531,000 or ($0.19) per share for the comparable period in 2005.

Commenting on the second quarter 2006 results,  James A. Luksch, Chief Executive
Officer,   said,  "The  comparable   quarter-to-quarter   sales  improvement  is
indicative  of the continued  long term progress of our new product  offerings."
Mr. Luksch  continued,  "We are addressing the  disappointing  earnings through, among other things,  the  elimination  of certain  non-core  business units that adversely affect our financial performance. We recently disposed of our interest in Blonder  Tongue  Telephone  and, as reported in the last several  days,  have announced our intention to divest BDR Broadband,  our Texas-based  private cable system.  We anticipate that the divesture of these two businesses  should result in approximately a $600,000 improvement to our net income on an annual basis."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2005 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  There can be no assurance that Blonder  Tongue will be  successful  in its efforts to sell BDR  Broadband.
Blonder Tongue's actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue's "forward-looking" statements.

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                 Three months ended             Six months ended
                                      June 30,                      June 30,
                                 -----------------------------------------------
                                   2006        2005          2006       2005

Net sales                        $10,012     $9,408       $20,399    $18,677
Gross profit                       3,347      2,859         6,917      5,386
Earnings (loss) from operations     (170)      (341)          267       (944)
Net earnings (loss)                 (404)      (641)         (212)    (1,531)
Net earnings (loss) per share:
   Basic                          $(0.05)    $(0.08)       $(0.03)    $(0.19)
   Diluted                        $(0.05)    $(0.08)       $(0.03)    $(0.19)

FOR IMMEDIATE RELEASE
 outstanding:
   Basic                           8,010      8,015         8,013      8,015
   Diluted                         8,010      8,015         8,013      8,015

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                             June 30, 2006     December 31, 2005
                                              (unaudited)

Current assets                                   $15,076              $15,144
Property, plant, and equipment, net                5,965                6,184
Total assets                                      31,291               32,864
Current liabilities                                7,613                8,036
Long-term liabilities                              3,193                3,329
Stockholders' equity                              20,485               21,499

Total liabilities and stockholders'
 equity                                          $31,291              $32,864

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